                                                                    Exhibit 99.1




Navigant International
401(k) Plan
Financial Statements and
Supplemental Schedule
December 31, 2000 and 1999

Navigant International
401(k) Plan
Index
--------------------------------------------------------------------------------


                                                                                       Page

Financial Statements:

   Report of Independent Accountants                                                     1

   Statements of Net Assets Available for Benefits                                       2

   Statements of Changes in Net Assets Available for Benefits                            3

   Notes to Financial Statements                                                       4-9

Supplemental Schedule*:

   Schedule I - Schedule of Assets Held for Investment Purposes at End of Year       10-12

* Other supplemental schedules required by Section 2520-103.1 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

                       Report of Independent Accountants

 To the Participants and Administrator of the Navigant International 401(k) Plan

 In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Navigant International 401(k) Plan (the "Plan") at December 31, 2000 and 1999, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes at end of year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

 As discussed in Note 10, during 2000, certain assets were transferred to the Plan and certain employees became eligible to participate in the Plan subject to the provisions of the Plan agreement.



 June 4, 2001

Navigant International
401(k) Plan
Statements of Net Assets Available for Benefits
--------------------------------------------------------------------------------



                                                                                           December 31,
                                                                                     2000                1999
Assets

Investments, at fair value                                                         $ 35,347,882        $ 25,757,742

Receivables:
     Participant notes                                                                  869,080             618,506
                                                                               -----------------   -----------------
Net assets available for benefits                                                  $ 36,216,962        $ 26,376,248
                                                                               =================   =================

  The accompanying notes are an integral part of these financial statements.

Navigant International
401(k) Plan
Statements of Changes in Net Assets Available for Benefits
-------------------------------------------------------------------------------



                                                                                           Years Ended
                                                                                          December 31,
                                                                                    2000                1999
Additions to net assets attributed to:
     Investment income:
         Interest                                                                 $    229,152          $    160,430
         Net (depreciation) appreciation in fair
            value of investments                                                    (4,342,805)            4,603,865
                                                                              -----------------   ------------------
                                                                                    (4,113,653)            4,764,295
                                                                              -----------------   ------------------
     Contributions:
         Employer                                                                    1,103,761               661,305
         Employee                                                                    7,701,573             4,558,711
                                                                              -----------------   ------------------
                                                                                     8,805,334             5,220,016
     Transfer from affiliated plan                                                      82,966               189,403
                                                                              -----------------   ------------------
Total additions                                                                      4,774,647            10,173,714

Deductions from net assets attributed to:
     Benefit payments                                                                3,509,473             1,951,400
     Transaction charge                                                                 36,302                24,308
     Participant notes receivable terminated
         due to withdrawal of participant                                              123,477               116,561
                                                                              -----------------   ------------------
Total deductions                                                                     3,669,252             2,092,269
Change in forfeiture reserve, net                                                     (166,725)              (24,930)
                                                                              -----------------   ------------------
Net increase prior to plan merger                                                      938,670             8,056,515
Transfer of assets due to plan merger                                                8,902,044             6,458,060
                                                                              -----------------   ------------------
Net increase                                                                         9,840,714            14,514,575
Net assets available for benefits at beginning of year                              26,376,248            11,861,673
                                                                              -----------------   ------------------
Net assets available for benefits at end of year                                  $ 36,216,962          $ 26,376,248
                                                                              -----------------   ------------------

  The accompanying notes are an integral part of these financial statements.

Navigant International
401(k) Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

1.   Description of Plan

     The following description of the Navigant International 401(k) Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     General

     The Plan is a defined contribution plan established effective June 10, 1998 and most recently amended July 5, 2000, retroactively effective January 1, 2000. Non-union employees of Navigant International, Inc. (the "Company") become eligible to participate upon completing six months of service and attaining the age of 21. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     Contributions

     Participants may contribute an amount equal to not less than 1 percent nor more than 15 percent of their compensation for the contribution period. Participants direct the investment of their contributions into various investment options offered by the Plan. The Plan currently offers a general account, 30 pooled separate accounts and a Company stock as investment options for participants. Employee contributions are recorded in the period during which the Company makes payroll deductions from the participant's earnings.

     The Company will make a matching contribution in an amount equal to a discretionary percentage. The Company may also make additional matching and discretionary nonelective contributions. Matching Company contributions are recorded in the same period as employee contributions. Additional matching and discretionary nonelective contributions, if any, are recorded annually.

     Participant Accounts

     Each participant's account is credited with the participant's contribution and allocation of the Company's contribution and Plan earnings. Earnings are allocated by fund based on the ratio of a participant's account invested in a particular fund to all participant's investments in that fund. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

     Vesting

     Participants are immediately vested in their own voluntary contributions plus actual earnings thereon. The balance of vesting in the participants' accounts is based on years of service. A participant becomes 25 percent vested after two years of service, 50 percent vested after three years of service, 75 percent vested after four years of service and 100 percent vested after five years of service. However, if an active participant dies prior to attaining the normal retirement age, the participant's account becomes 100 percent vested.

Navigant International
401(k) Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

     Benefit Payments

     On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of the vested portion of his or her account, a distribution in the form of an annuity, or installment payments. Distributions are subject to the applicable provisions of the Plan agreement. Benefit claims are recorded as expenses when they have been approved for payment and paid by the Plan.

     Participant Notes Receivable

     Participants may borrow up to a maximum of $50,000 or 50 percent of the vested portion of his or her account balance, whichever is less. Loans are treated as a transfer to/from the investment fund from/to Participant Notes Receivable. A loan is secured by the balance in the participant's account and bears interest at a rate commensurate with market rates for similar loans, as defined (8.00% to 10.50% and 7.50% to 10.50% for the years ended December 31, 2000 and 1999, respectively).

     Cash Equivalents

     Contributions received prior to year end awaiting investment in the appropriate investment option at December 31 are invested in the CIGNA Charter Guaranteed Short-Term Account, which is stated at fair value, and are included within the fund in which units are subsequently purchased.

2.   Summary of Accounting Policies

     Method of Accounting

     The Plan's financial statements are prepared on the accrual basis of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein. Actual results could differ from those estimates.

     During the year ended December 31, 1999 the Plan adopted AICPA Statement of Position 99-3, "Accounting for and Reporting of Certain Defined Contribution Plan Investments and Other Disclosure Matters."

     Investment Valuation

     Investments in the general account are non-fully benefit responsive and are stated at fair value. Investments in pooled separate accounts are stated at fair value, as determined by the unit value recorded by Connecticut General Life Insurance Company ("CG Life"). Participant notes receivable are valued at cost which approximates fair value. The Company Stock is valued at its quoted market price.

Navigant International
401(k) Plan
Notes to Financial Statements
--------------------------------------------------------------------------------


3.     Investments

       Investments that represent 5 percent or more of the Plan's net assets are separately identified below.

                                                                                           December 31,
                                                                                      2000               1999
       CIGNA Charter Guaranteed Income Fund                                         $  4,606,795       $  2,709,664
          interest rates, 4.90%; 4.85%
       CIGNA Charter Large Company Stock Index Fund                                    2,579,859          1,637,977
          units, 37,330; 21,692
       CIGNA Fidelity Advisor Growth Opportunities Fund                                5,752,713          5,765,927
          units, 88,626; 73,181
       CIGNA INVESCO Dynamics Fund                                                     3,825,253          2,442,639
          units, 112,079; 66,089
       CIGNA PBHG Growth Fund                                                          2,573,995          3,081,938
          units, 68,823; 63,532
       CIGNA Janus Worldwide Fund                                                      1,852,155                N/A
          units, 25,199; N/A
       CIGNA Templeton Foreign Fund                                                          N/A          1,447,740
          units, N/A; 95,877
       CIGNA Lifetime30 Fund                                                           2,205,476          1,617,076
          units, 96,774; 71,205

Navigant International
401(k) Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

       Investment Performance

       During the years ended December 31, 2000 and 1999, the Plan's investments (including interest, realized gains and losses on investments bought and sold and unrealized gains and losses on investments held during the year) (depreciated) appreciated in value as follows:

                                                                                           Years Ended
                                                                                           December 31,
                                                                                     2000                1999
       General Account:
              CIGNA Charter Guaranteed Income Fund                                  $   158,931         $   122,036

       Pooled Separate Accounts:
              CIGNA Charter Large Company Stock Index Fund                             (209,256)            228,122
              CIGNA Charter Large Company Stock - Value I Fund                            1,854                   -
              CIGNA Charter Large Company Stock - Growth II Fund                            619                   -
              CIGNA Charter Midsize Company Stock - Value Fund                               73                   -
              CIGNA Charter Small Company Stock - Value I Fund                            1,900                   -
              CIGNA Charter Small Company Stock - Growth Fund                             1,039                   -
              CIGNA Charter Foreign Stock II Fund                                             1                   -
              CIGNA Charter Core Bond Fund                                                  (27)                  -
              CIGNA Charter Balanced Fund I/1/                                           (9,402)             (9,075)
              CIGNA Fidelity Advisor Growth Opportunities Fund                       (1,339,133)            189,590
              CIGNA Warburg Pincus International Equity Fund                            (57,936)              5,813
                   (Advisor Shares)/2/
              CIGNA Warburg Pincus Emerging Growth Fund                                 (55,638)             24,810
                   (Advisor Shares)/3/
              CIGNA Warburg Pincus Value Fund (Advisor Shares)/4/                        42,489              19,781
              CIGNA INVESCO Dynamics Fund                                              (481,958)            850,226
              CIGNA American Century Ultra Fund/5/                                     (313,770)            217,506
              CIGNA PBHG Growth Fund                                                   (880,583)          1,431,798
              CIGNA AIM Constellation Fund                                             (140,280)             56,410
              CIGNA Dreyfus Founders Growth Fund/6/                                    (276,090)            116,778
              CIGNA Dreyfus Founders Balanced Fund/7/                                   (45,498)             (2,283)
              CIGNA Janus Worldwide Fund                                               (400,474)            330,386
              CIGNA Janus Adviser Worldwide Fund                                            436                   -
              CIGNA Janus Adviser Balanced Fund                                             254                   -
              CIGNA Neuberger Berman Guardian Trust                                      (9,754)              2,926
              CIGNA Templeton Growth Fund                                                 3,591               6,041
              CIGNA Templeton Foreign Fund                                              (33,394)            386,243
              CIGNA Lifetime20 Fund                                                     (17,939)            154,974
              CIGNA Lifetime30 Fund                                                      (8,437)            242,595
              CIGNA Lifetime40 Fund                                                     (20,455)            181,604
              CIGNA Lifetime50 Fund                                                       1,379              44,560
              CIGNA Lifetime60 Fund                                                      10,625              16,229
                                                                                ----------------    ----------------
                                                                                     (4,235,764)          4,495,034

       Common Stock:
              Navigant International Inc. Common Stock                                 (107,041)            108,831

       Participant Notes Receivable                                                      70,221              38,394
                                                                                ----------------    ----------------

              Net (decrease) increase                                             $ (4,113,653)        $  4,764,295
                                                                                ----------------    ----------------

Navigant International
401(k) Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

       /1/ formerly "CIGNA INVESCO Total Return Fund"
       /2/ formerly "CIGNA Warburg Pincus Advisor International Equity Fund" /3/ formerly "CIGNA Warburg Pincus Advisor Emerging Growth Fund"
       /4/ formerly "CIGNA Warburg Pincus Advisor Growth & Income Fund"
       /5/ formerly "CIGNA American Century - Twentieth Century Ultra Fund" /6/ formerly "CIGNA Founders Growth Fund"
       /7/ formerly "CIGNA Founders Balanced Fund"

4.     Investment Contract with Insurance Company

       The Plan participates in a contract with CG Life via an investment in the CIGNA Charter Guaranteed Income Fund. CG Life commingles the assets of the CIGNA Charter Guaranteed Income Fund with other assets. For the Plan's investment in the CIGNA Charter Guaranteed Income Fund the Plan is credited with interest at the rate specified in the contract, which was 4.90% and 4.85% for the years ended December 31, 2000 and 1999, respectively, net of asset charges. CG Life prospectively guaranteed the interest rates credited for the CIGNA Charter Guaranteed Income Fund for six months. As discussed in Note 2, the CIGNA Charter Guaranteed Income Fund is included in the financial statements at fair value which, principally because of the periodic rate reset process, approximates contract value.

5.     Related-Party Transactions

       Plan assets include investments in funds managed by CG Life, a wholly-owned subsidiary of CIGNA. CG Life is the Plan's trustee and as such, transactions with the trustee qualify as party-in-interest transactions. Personnel and facilities of the Company have been used to perform administrative functions for the Plan at no charge to the Plan. In addition, the Plan holds shares of Navigant International, Inc., the Plan Sponsor, which also qualifies as a party-in-interest.

6.     Plan Termination

       Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

7.     Tax Status

       The Internal Revenue Service has determined and informed the Company by a letter dated September 22, 1999, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan has been amended since receiving the determination letter, however, the Plan's administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC, therefore, no provision for income taxes has been included in the Plan's financial statements.

8.     Reconciliation of Plan Financial Statements to the Form 5500

       Certain balances included on Schedule H (Part I and II) of the Annual Return/Report of Employee Benefit Plan (the "Form 5500") have been reclassified for purposes of presentation in these financial statements to provide additional disclosure.

Navigant International
401(k) Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

9.     Transfer From Affiliated Plan

       During 2000 and 1999, certain assets of the U.S. Office Products 401(k) Retirement Plan, an affiliated plan, were transferred to the Plan.

10.    Plan Mergers

       In 2000 and 1999, certain assets attributable to the employees of First Travel Corporation, Dollinger Travel, Akra Travel, Executive Travel, International Travel Resources, Atlas Travel, Chartrek, Moran Travel, Bowers World Wide Travel, McGregor Travel, Arrington Travel, Omni Travel and World Express Travel were transferred to the Plan and certain employees became eligible to participate in the Plan subject to the provisions of the Plan agreement.

11.    Forfeitures

       The net change in forfeiture reserve represents the net change in the available forfeiture reserve balance from the prior year plus the current year forfeitures generated. Forfeitures result from nonvested Company contributions remaining in the Plan for all terminated employees. Upon reaching the break-in-service requirement, as defined in the Plan agreement, forfeitures generated are added to the forfeiture reserve balance. The forfeiture reserve of $46,023 and $70,972 at December 31, 2000 and 1999, respectively, is included in the CIGNA Charter Guaranteed Income Fund and is available to offset contributions or pay Plan expenses, which would be otherwise payable by the Company, in accordance with the Plan agreement.

12.    Subsequent Events

       Effective January 1, 2001, the CIGNA Charter Large Company Stock - Value I Fund, CIGNA Charter Large Company Stock - Growth II Fund, CIGNA Charter Midsize Company Stock - Value Fund, CIGNA Charter Small Company Stock - Value I Fund, CIGNA Charter Small Company Stock - Growth Fund, CIGNA Charter Foreign Stock II Fund, CIGNA Charter Core Bond Fund, CIGNA Janus Adviser Balanced Fund and CIGNA Janus Adviser Worldwide Fund were added to the Plan's investment options. These investment options were open as of December 31, 2000 to accommodate new enrollees in the Plan.

       Effective January 3, 2001, CIGNA Fidelity Advisor Growth Opportunities Fund, CIGNA Warburg Pincus Value Fund (Advisor Shares), CIGNA Warburg Pincus Emerging Growth Fund (Advisor Shares), CIGNA Warburg Pincus International Equity Fund (Advisor Shares), CIGNA Charter Balanced Fund I, CIGNA American Century Ultra Fund, CIGNA PBHG Growth Fund, CIGNA AIM Constellation Fund, CIGNA Dreyfus Founders Growth Fund, CIGNA Dreyfus Founders Balanced Fund, CIGNA Janus Worldwide Fund, CIGNA Neuberger Berman Guardian Trust, CIGNA Templeton Growth Fund and CIGNA Templeton Foreign Fund were discontinued as investment options.

       Effective January 23, 2001, the CIGNADirect, a self-directed account, was added to the Plan's investment options.

Navigant International                                     Supplemental Schedule
401(k) Plan                                                           Schedule I
Schedule H (Part IV) Form 5500 - Schedule of Assets Held for Investment Purposes
   at End of Year
December 31, 2000
--------------------------------------------------------------------------------

                                                                   (c)
                          (b)                     Description of investment including                               (e)
             Identity of issue, borrower,          maturity date, rate of interest,              (d)              Current
    (a)        lessor, or similar party            collateral, par or maturity value            Cost               value
     *     Connecticut General Life          CIGNA Charter Guaranteed Income Fund               N/A**            $ 4,606,795
           Insurance Company

     *     Connecticut General Life          CIGNA Charter Large Company Stock                  N/A**              2,579,859
           Insurance Company                 Index Fund

     *     Connecticut General Life          CIGNA Charter Large Company Stock -                N/A**                 89,971
           Insurance Company                 Value I Fund

     *     Connecticut General Life          CIGNA Charter Large Company Stock -                N/A**                 62,942
           Insurance Company                 Growth II Fund

     *     Connecticut General Life          CIGNA Charter Midsize Company                      N/A**                  1,360
           Insurance Company                 Stock - Value Fund

     *     Connecticut General Life          CIGNA Charter Small Company Stock -                N/A**                 49,952
           Insurance Company                 Value I Fund

     *     Connecticut General Life          CIGNA Charter Small Company Stock -                N/A**                 41,111
           Insurance Company                 Growth Fund

     *     Connecticut General Life          CIGNA Charter Foreign Stock II                     N/A**                    462
           Insurance Company                 Fund

     *     Connecticut General Life          CIGNA Charter Core Bond Fund                       N/A**                 23,870
           Insurance Company

     *     Connecticut General Life          CIGNA Charter Balanced Fund I                      N/A**                366,061
           Insurance Company

     *     Connecticut General Life          CIGNA Fidelity Advisor Growth                      N/A**              5,752,713
           Insurance Company                 Opportunities Fund


* Indicates an identified person known to be a party-in-interest to the Plan.

** Cost information has been omitted for participant directed investments.

Navigant International                                     Supplemental Schedule
401(k) Plan                                                           Schedule I
Schedule H (Part IV) Form 5500 - Schedule of Assets Held for Investment Purposes
   at End of Year
December 31, 2000                                                    (continued)
--------------------------------------------------------------------------------


                                                                  (c)
                          (b)                     Description of investment including                                 (e)
             Identity of issue, borrower,          maturity date, rate of interest,              (d)                Current
    (a)        lessor, or similar party            collateral, par or maturity value            Cost                 value

     *     Connecticut General Life          CIGNA Warburg Pincus International                 N/A**             $  107,253
           Insurance Company                 Equity Fund (Advisor Shares)

     *     Connecticut General Life          CIGNA Warburg Pincus Emerging                      N/A**                329,019
           Insurance Company                 Growth Fund (Advisor Shares)

     *     Connecticut General Life          CIGNA Warburg Pincus Value                         N/A**                507,645
           Insurance Company                 Fund (Advisor Shares)

     *     Connecticut General Life          CIGNA INVESCO Dynamics Fund                        N/A**              3,825,253
           Insurance Company

     *     Connecticut General Life          CIGNA American Century Ultra                       N/A**              1,526,355
           Insurance Company                 Fund

     *     Connecticut General Life          CIGNA PBHG Growth Fund                             N/A**              2,573,995
           Insurance Company

     *     Connecticut General Life          CIGNA AIM Constellation Fund                       N/A**                841,356
           Insurance Company

     *     Connecticut General Life          CIGNA Dreyfus Founders Growth                      N/A**                894,036
           Insurance Company                 Fund

     *     Connecticut General Life          CIGNA Dreyfus Founders Balanced                    N/A**                385,512
           Insurance Company                 Fund

     *     Connecticut General Life          CIGNA Janus Worldwide Fund                         N/A**              1,852,155
           Insurance Company

     *     Connecticut General Life          CIGNA Janus Adviser Worldwide Fund                 N/A**                102,609
           Insurance Company


* Indicates an identified person known to be a party-in-interest to the Plan.

** Cost information has been omitted for participant directed investments.

Navigant International                                     Supplemental Schedule
401(k) Plan                                                           Schedule I
Schedule H (Part IV) Form 5500 - Schedule of Assets Held for Investment Purposes
   at End of Year
December 31, 2000                                                    (continued)
--------------------------------------------------------------------------------

                                                                  (c)
                          (b)                  Description of investment including                                   (e)
             Identity of issue, borrower,        maturity date, rate of interest,                (d)               Current
    (a)        lessor, or similar party         collateral, par or maturity value               Cost                value
     *     Connecticut General Life          CIGNA Janus Adviser Balanced Fund                  N/A**             $   25,516
           Insurance Company

     *     Connecticut General Life          CIGNA Neuberger Berman Guardian                    N/A**                400,061
           Insurance Company                 Trust

     *     Connecticut General Life          CIGNA Templeton Growth Fund                        N/A**                109,661
           Insurance Company

     *     Connecticut General Life          CIGNA Templeton Foreign Fund                       N/A**              1,740,549
           Insurance Company

     *     Connecticut General Life          CIGNA Lifetime20 Fund                              N/A**              1,251,981
           Insurance Company

     *     Connecticut General Life          CIGNA Lifetime30 Fund                              N/A**              2,205,476
           Insurance Company

     *     Connecticut General Life          CIGNA Lifetime40 Fund                              N/A**              1,731,669
           Insurance Company

     *     Connecticut General Life          CIGNA Lifetime50 Fund                              N/A**                694,319
           Insurance Company

     *     Connecticut General Life          CIGNA Lifetime60 Fund                              N/A**                311,927
           Insurance Company

     *     National Financial                Navigant International, Inc.                       N/A**                300,814
           Services Corporation              Common Stock

    *      Plan Participants                 Participant Notes Receivable                       N/A**                869,080

    *      Connecticut General Life          Cash Equivalents (CIGNA Charter                    N/A**                 55,625
           Insurance Company                 Guaranteed Short-Term Account)


* Indicates an identified person known to be a party-in-interest to the Plan.

** Cost information has been omitted for participant directed investments.